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MCKESSON CORP.                                                       EXHIBIT 5.1
    One Post Street, San Francisco, CA 94104


                                                                 [McKESSON LOGO]

                                                          November 27, 1998

McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, California 94104

  Re:McKesson Corporation --
  Registration Statement on Form S-4

Ladies and Gentlemen:

I am Vice President and General Counsel of McKesson Corporation, a Delaware corporation (the "Company"), and am issuing this opinion in connection with the Registration Statement on Form S-4 being filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement") for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), up to 180,714,036 shares (the "Shares") of common stock of the Company, par value $.01 per share, issuable pursuant to the Agreement and Plan of Merger, dated as of October 17, 1998, as amended as of November 9, 1998 (the "Merger Agreement"), by and among the Company, McKesson Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and HBO & Company, a Delaware corporation ("HBOC").

In this connection, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Restated Certificate of Incorporation of the Company, as amended and the Restated Bylaws of the Company, as amended, each as currently in effect; and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction of such records of the Company and such instruments, certificates of public officials, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such
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McKesson Corporation

November 27, 1998

Page 2
parties and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

I am admitted to the Bar of the State of California and do not purport to be an expert on, or express any opinion concerning, any law other than the substantive law of the State of California.

Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly authorized for issuance and, upon consummation of the merger of Merger Sub with and into HBOC pursuant to the Merger Agreement, and the issuance of the Shares and delivery of proper stock certificates therefor in the manner contemplated by the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion in the Joint Proxy Statement/Prospectus included therein. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is furnished by me, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

                                          Very truly yours,

                                          /s/ Ivan D. Meyerson
                                          ------------------------------------
                                          Ivan D. Meyerson